EXHIBIT 5

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF           LISHA D. HOGUE                  ELIZABETH G. RICE                     OWEN S. FREED
LOUISE JACOWITZ ALLEN         ALICE R. HUNEYCUTT              GLENN M. RISSMAN                      SENIOR COUNSEL
STUART D. AMES                RICHARD B. JACKSON              ANDREW L. RODMAN
ALEXANDER ANGUEIRA            SHARON LEE JOHNSON              KEITH E. ROUNSAVILLE                  DAVID M. SMITH
LAWRENCE J. BAILIN            MICHAEL I. KEYES                MIMI L. SALL                       LAND USE CONSULTANT
ANA T. BARNETT                ROBERT T. KOFMAN                NICOLE S. SAYFIE
PATRICK A. BARRY              CHAD K. LANG                    RICHARD E. SCHATZ
SHAWN BAYNE                   FRANK J. LOPEZ                  DAVID M. SEIFER                        TAMPA OFFICE
SUSAN FLEMING BENNETT         TERRY M. LOVELL                 JOSE G. SEPULVEDA                       SUITE 2200
LISA K. BERG                  JOY SPILLIS LUNDEEN             JAY B. SHAPIRO                  SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                GEOFFREY MacDONALD              MARTIN S. SIMKOVIC               401 EAST JACKSON STREET
HANS C. BEYER                 MONA E. MARKUS                  CURTIS H. SITTERSON                TAMPA, FLORIDA 33602
RICHARD I. BLINDERMAN         BRIAN J. McDONOUGH              MARK D. SOLOV                             -------
MATTHEW W. BUTTRICK           ANTONIO R. MENENDEZ             EUGENE E. STEARNS                    (813) 223-4800
JENNIFER  STEARNS BUTTRICK    FRANCISCO J. MENENDEZ           THOMAS T. STEELE
PETER L. DESIDERIO            ALISON W. MILLER                BRADFORD SWING
MARK P. DIKEMAN               VICKI LYNN MONROE               SUSAN J. TOEPFER                  FORT LAUDERDALE OFFICE
DREW M. DILLWORTH             HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES                          SUITE 1900
SHARON QUINN DIXON            JIMMY L. MORALES                DENNIS R. TURNER                200 EAST BROWARD BOULEVARD
ALAN H. FEIN                  JOHN N. MURATIDES               RONALD L. WEAVER              FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI             JOHN K. OLSON                   ROBERT I. WEISSLER                        -------
ELISE FRIEDBAUER              JEFFREY A. NORMAN               PATRICIA G. WELLES                   (954) 462-9500
ROBERT E. GALLAGHER, JR.      KARA E. PLUNKETT                MARTIN B. WOODS
CHAVA E. GENET                DAVID C. POLLACK
LATASHA A. GETHERS            DARRIN J. QUAM
PATRICIA K. GREEN             JOHN M. RAWICZ
JOSEPH K. HALL                PATRICIA A. REDMOND


                                 August 7, 2000

Phillip Frost, M.D.
Chief Executive Officer
IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

        Re: IVAX Corporation - Offering of 5.5% Convertible Senior Subordinated Notes due 2007 (the "Notes") and shares of Common Stock, par value $0.10 per share (the "Common Stock")

Dear Dr. Frost:

         As counsel to IVAX Corporation, a Florida corporation ("IVAX"), we have examined the Articles of Incorporation and Amended and Restated Bylaws of IVAX and that certain Indenture, dated May 12, 2000, between IVAX and U.S. Bank Trust, National Association, as Trustee (the "Indenture"), as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by IVAX to authorize the issuance of up to $250,000,000 of Notes and the shares of Common Stock issuable upon conversion of the Notes. In addition, we have examined a copy of IVAX' Registration Statement on Form S-3, pursuant to which the resale of the Notes and Common Stock issuable upon conversion of the Notes by certain Selling Securityholders named therein will be registered under the Securities Act of 1933, as amended.

         In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all

Phillip Frost, M.D.
July 31, 2000
Page 2


signatures. In addition, as to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of IVAX and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that: (i) the Notes are valid and binding obligations of IVAX entitled to the benefits of the Indenture and enforceable against IVAX in accordance with their terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity; and (ii) following the issuance of the Common Stock upon the conversion of the Notes in accordance with the terms of the Indenture, the Common Stock will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the use of our opinions included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus included in IVAX' Registration Statement on Form S-3, pursuant to which the Notes and Common Stock will be registered under the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        STEARNS WEAVER MILLER WEISSLER
                                        ALHADEFF & SITTERSON, P.A.



            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.